Exhibit 99.15

PANAGOS SALVER & COOK LLP Certified Public Accountants

To the Board of Directors
TERAGENIX CORPORATION
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of TERAGENIX CORPORATION, an S Corporation, as of December 31, 2003 and 2002, and the related statement of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TERAGENIX CORPORATION as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

Panagos, Salver & Cook, LLP

Panagos, Salver & Cook, LLP
February 18, 2004

2721 Executive Park Drive • Suite 4 • Weston, FL 33331
Tel 954.389.1333 • Fax 954.389.1397 • CPAS@psccpas.com

TERAGENIX CORPORATION

BALANCE SHEET

December 31, 2003 and 2002

ASSETS

	2003	2002
CURRENT ASSETS
Cash in bank	$136,860	$140,128
Accounts receivable, net	355,215	83,063
Inventory	471,664	327,612
Prepaid expenses	6,854	9,558

Total current assets	970,593	560,361

PROPERTY AND EQUIPMENT, NET	206,700	188,828

OTHER ASSETS
Security Deposits	13,118	13,118
Deposits - Auto	2,600	—
Total other assets	15,718	13,118

Total assets	$1,193,011	$762,307

See accompanying notes and accountants’ audit report

TERAGENIX CORPORATION

BALANCE SHEET

December 31, 2003 and 2002

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2003	2002

CURRENT LIABILITIES
Accounts payable	$239,749	$81,066
Credit cards payable	1,833	12,202
Deposits and other payables	60,738	25,565
Notes payable, current portion	1,348	19,946
Interest payable	2,632	12,632

Total current liabilities	306,300	151,411

LONG-TERM DEBT
Notes payable – Stockholders	—	150,000
Notes payable, net of current portion	87,680	19,514

Total long-term debt	87,680	169,514

Total liabilities	393,980	320,925

STOCKHOLDERS’ EQUITY
Common stock, no par value, 50,000,000 shares authorized, 82,000 shares issued and outstanding	100	100
Paid in capital	200,000	—
Preferred stock, no par value, 5,000,000 shares authorized, 0 shares issued and outstanding
Retained earnings	598,931	441,282

Total stockholder’s equity	799,031	441,382

Total liabilities and stockholder’s equity	$1,193,011	$762,307

See accompanying notes and accountants’ audit report

TERAGENIX CORPORATION

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2003 and 2002

	2003	2002

REVENUES	$2,882,501	$1,479,128

COST OF GOODS SOLD

Beginning inventory	327,612	203,304
Purchases	1,061,288	597,052
Less: Ending inventory	(471,664)	(327,612)

Total cost of goods sold	917,236	472,744

Gross profit	1,965,265	1,006,384

OPERATING EXPENSES (page 11)	1,522,373	940,497

Net Income	442,892	65,887

RETAINED EARNINGS

Beginning	441,282	557,774

Less: Stockholders’ distributions	(285,243)	(182,379)

Ending retained earnings	$598,931	$441,282

See accompanying notes and accountants’ audit report

TERAGENIX CORPORATION

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$442,892	$65,887

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34,717	27,711
Provision for doubtful accounts	7,000	—
(Increase) decrease in:
Accounts receivable	(279,152)	269,851
Inventory	(144,052)	(124.308)
Prepaid expenses	2,366	(2,377)
Deposit - Auto	(2,600)	—
Increase (decrease) in:
Accounts payable	158,683	(32,828)
Interest payable	(10,000)	9,206
Credit card payable	(10,369)	746
Deposits and other payables	15,227	20,587
Net cash provided by operating activities	214,712	234,475

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property and equipment	(52,253)	(14,811)
Net cash (used) in investing activities	(52,253)	(14,811)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) Increase in Notes payable	69,515	(6,026)
Satisfaction of stockholders note payable	(150,000)	—
Stockholder distributions	(285,243)	(182,379)
Increase in paid in capital	200,000	—
Net cash (used) in financing activities	(165,728)	(188,405)

Net (Decrease) increase in cash	(3,268)	31,259

Cash, Beginning	140,128	108,869

Cash, Ending	$136,860	$140,128

Supplemental Disclosures of Cash Flow Information: Cash paid during the year for interest	$10,999	$12,875

See accompanying notes and accountants’ audit report

TERAGENIX CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Corporation, a Florida Corporation, operates an in-vitro diagnostic development service business under the name of Teragenix Corporation. The Company transacts its business worldwide and deals primarily with U.S. blood banks, reference laboratories, major pharmaceutical companies, and investigational review boards. The Company moved into a new facility on September 9, 2001 in order to expand its operations, productivity and capabilities. In 2003, the company began providing testing services through its laboratory component, TeraLab.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable and purchases.

Cash

The Company maintains deposit balances at financial institutions that, from time to time,  may exceed federally insured limits. At December 31, 2003, the Company had cash balances on deposit with one bank that exceeded the federally insured limit by $82,000. The Company believes that such risks are minimized as a result of the size and stature of the financial institution in which the Company maintains its accounts.

Accounts Receivable

The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of those customers. Because the Company has had no historical trend of unpaid receivables, and operates on a predetermined basis, it records its credit losses when realized using the direct write-off method. The Company has established a $15,000 and $8,000 account receivable allowance as of December 31, 2003, and 2002, respectively. The Company’s five largest clients, all public companies, accounted for approximately 73% and 77% of its business in 2003 and 2002, respectively.

See accountants’ audit report

Purchases

The company procures its inventory from a variety of vendors. The company’s four largest vendors accounted for 25% and 26% of its purchases during 2003 and 2002, respectively.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in conformity with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Depreciation

The Company’s equipment and leasehold improvements are depreciated using the straight-line method for financial reporting purposes. Depreciation expense amounted to $34,717 and $27,111 for the years ended December 31, 2003 and 2002, respectively.

Inventory

The Company’s inventory, which is comprised of various components of blood and blood plasma, is valued at the lower of cost or market using the average cost method.

Labor and Administrative Expenses

During the fourth quarter the company entered into an employee leasing arrangement with an outside entity which previously processed its payroll, paid. its payroll taxes and administeed its pension plan.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not incur federal corporate income taxes on its taxable income. Rather, the Company’s five stockholders are liable for individual federal income taxes based on the Company’s taxable income in proportion to their ownership percentages.

See accountants’ audit report

NOTE B - PROPERTY AND EQUIPMENT

	2003	2002
Property and equipment consists of the following:
Computers and equipment	$51,023	$54,016
Furniture and fixtures	24,582	25,694
Leasehold improvements	88,527	82,717
Machinery and equipment	109,533	84,218
	273,665	246,645
Less: accumulated depreciation	(66,965)	(57,817)
	$206,700	$188,828

Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes and amounted to $34,717 and $27,111 for the years ended December 31, 2003 and 2002, respectively. For federal income tax purposes, depreciation is generally computed using accelerated cost recovery options.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

NOTE C - DESCRIPTION OF LEASING ARRANGEMENTS

The Company entered into a 5-year lease agreement on June 29th, 2001 with Commerce Center Development Corp. for its corporate headquarters and operations center. The lease commencement date was September 9th, 2001. Under the lease agreement, the rent during 2003 was payable in equal monthly installments of $6,855,82. The monthly rent increases by three percent at the expiration of each lease year. The company is also responsible for its proportionate share of the common area maintenance. The following is a schedule of future minimum lease payments required under the lease:

2004	$84,738
2005	87,280
2006 (January 1 - September 9, 2006)	66,447
$238,465

The Company leased a new vehicle for its president in February. 2003 for a monthly charge of $930,64. The future minimum lease payments required under this lease are $36,295 and will expire in May, 2006. Vehicle lease expense for the year ended December 31, 2003 and 2002 amounted to $13,337 and $16,200, respectively. The Company also reimburses two of its employees for auto allowance, totaling $1,020 per month.

See accountants’ audit report

NOTE D - STOCKHOLDER NOTES

Notes Payable – Stockholders

In January 2003 the company satisfied, in full, stockholder notes totaling $ 150,000. These notes were unsecured and bore interest at 6% per annum. Accrued interest on these notes was $12,631 of which $10,000 was paid during the year. Management intends to satisfy the remaining balance in early 2004.

NOTE E - LONG TERM DEBT

During 2003 the Company obtained a $160,000 loan from Fleet National Bank to satisfy the $150,000 note due to, two of its stockholders. This loan is secured and personally guaranteed by three of the stockholders of the Company. The loan includes interest at the rate of 5.19% payable in 48 monthly installments of principal and interest in the amount of $3,704. The balance due on the loan was $126,330 as of December 31, 2003.

During 2001 the Company purchased its security system and its telephone system under 36 month lease/purchase arrangements, with $2,318 and $1 buyouts, respectively. Both leases, which include an interest rate of 6.5%, have been capitalized. The balances due on its security system and its telephone system were $6,910 and $5,772, respectively, as of December 31, 2003. During 2002, the Company purchased laboratory equipment under a 36 month lease/purchase arrangement, with a $125 buyout. This lease, which includes an interest rate of 19.3%, has also been capitalized. The balance due on its laboratory equipment was $5,882 as of December 31, 2003.

Aggregate annual principal payments under the above obligations are as follows:

2004	$55,864
2005	42,051
2006	42,867
2007	7,069
Total	$147,851

NOTE F- PROFIT SHARING PLAN

The Company has a defined contribution 401(k) profit-sharing plan (Plan) which provides for benefits to substantially all full-time employees upon their retirement, death or disability who meet the various requirements as defined in the Plan; based on years of service and an employee’s compensation during the last two years of employment. Contributions from the Company are limited to the maximum amount deductible for federal income tax purposes, and are expensed as incurred throughout the year, as approved by the Board of Directors. In 2003 and 2002, the Board elected to make employer contributions, which aggregated to $9,789 and $985, respectively and are included in operating expenses. The Company’s plan is administered by its payroll processing company.

See accountants’ audit report

NOTE G - COMMITMENTS AND CONTINGENCIES

In late 2003 Teragenix Corporation was sued by Theragenics Corporation (an entity which manufactures radioactive implants for the treatment of prostate cancer) for the sole purpose of name change. The company’s insurance company is handling the legal defense of this case. In the opinion of management, there is no client confusion or any business misrepresentation as the two entities are not in similar businesses. Presently the company is not being sued for damages. According to management, it appears that the worst case scenario facing the company is the cost of being required to change its name.

NOTE H - CORPORATE STOCK

As part of the company’s overall recapitalization. 50.000.000 no par. common shares have been authorized. As of December 31,2003 82,000 shares are issued and outstanding. The outstanding shares include 8,200 shares issued to a key employee on December 31, 2003, as part of a compensation bonus valued at $200,000.

The company also has 5,000,000 no par preferred stock shares authorized, none of which is issued or outstanding.

NOTE I - SUBSEQUENT EVENTS

The Company had been actively seeking outside investment capital during 2002 and early 2003 to further expand its present capabilities and future business opportunities. As of 2004, the Company does not intend to pursue outside investment capital.

See accountants’ audit report